                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT  AGREEMENT (this  "Agreement")  dated as of the 30th day of
December,  2008, is made by and between  National Beef Packing  Company,  LLC, a
Delaware  limited  liability  company  ("National  Beef"),  and  John R.  Miller
("Executive").

     WHEREAS, Executive has been employed by National Beef Packing Company, LLC, a Delaware limited liability company,  pursuant to an employment agreement dated as of August 6, 2008, as amended (the "Prior Agreement");

     WHEREAS,  Executive and certain of his  affiliates  are members of National
Beef and have executed,  in their capacities as members,  the Limited  Liability
Company  Agreement  of  National  Beef  dated as of  August  6,  2008  (the "LLC
Agreement"),  which LLC Agreement  contains  certain  rights and  obligations of
National  Beef and  Executive  relating to  Executive's  ownership of membership interests in National Beef;

     WHEREAS, National Beef desires to employ Executive and Executive desires to be  employed  by  National  Beef,  and  National  Beef and  Executive  desire to terminate the Prior  Agreement  and  supersede  it, in its  entirety,  with this
Agreement;

     NOW,  THEREFORE,  for good and  valuable  consideration,  the  receipt  and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Employment.  Subject to the terms and conditions  herein,  National Beef will  employ  Executive,  and  Executive  will be  employed  by  National  Beef, hereunder as the Chief Executive Officer ("CEO") of National Beef, from the date hereof (the  "Effective  Date") until and including the earlier of: (a) the last day of the fiscal year ending on or about August 28, 2010, or such later date as the parties may agree (the "Expiration  Date");  or (b) the date such employment shall otherwise have been terminated in accordance with Section 4 or the closing of the  transactions  under the Membership  Interest  Purchase  Agreement  dated
February 29, 2008 between National Beef and the holders of its interests and JBS
S.A.  (the  "Termination  Date") (the period from the  Effective  Date until the earlier of the Expiration Date or the Termination Date being sometimes  referred to herein as the "Term").  The occurrence of either the  Expiration  Date or the
Termination Date and the resulting  discontinuation  of Executive's  services to
National Beef hereunder shall not affect the rights and obligations of Executive or  any of his  affiliates  pursuant  to the  LLC  Agreement,  except  as may be otherwise expressly set forth in this Agreement or the LLC Agreement.

     2. Location of Employment. Executive's principal places of employment shall be at the principal  executive  offices of National Beef located in Kansas City,
Missouri, and the offices of Executive in Utah. Executive will typically spend a minimum of one day per week in the Kansas City office.

     3. Compensation.

     a. Annual Salary.  Executive shall be paid by National Beef a salary at the annual rate of $1,100,000  for each 12-month  period during the Term,  pro-rated for any portion

thereof,  payable in substantially  equal monthly  installments on or before the last day of each monthly  period with  respect to each such period,  less normal withholdings.

     b. Annual  Bonus.  For each full  fiscal  year of National  Beef during the
Term,  Executive  shall,  if he is employed by National Beef hereunder as of the last day of such fiscal  year,  or as  otherwise  described  herein,  be paid by
National  Beef an annual  incentive  bonus (an "Annual  Bonus") equal to: (a) if
National  Beef's  earnings  before  taxes  ("EBT") for such fiscal year  exceeds
$20,000,000,  two and  three-quarters  percent  (2.75%)  of the  amount  of such excess,  up to EBT of $80,000,000;  plus (b) if EBT for such fiscal year exceeds
$80,000,000,  one percent (1%) of such excess. For the purposes of Annual Bonus, the  Executive  is  deemed to have  been  employed  on the first day of the 2009 fiscal year beginning on August 31, 2008.

     Any Annual Bonus  accruing  with respect to a fiscal year shall be payable, less normal  withholdings,  on or before the date (the "Annual Bonus Date") that is the later of: (a) sixty (60) days  following  the end of such fiscal year; or
(b) ten (10) days  following  receipt by the  National  Beef  Board of  Managers
("Board"),  from  National  Beef's  accountants,   of  all  completed  financial
statements  that are  relevant  to the  calculation  of such Annual  Bonus.  For purposes of  calculating  any Annual  Bonus under this  Section  3(b),  National
Beef's EBT shall be determined by National  Beef's  accountants  using generally accepted accounting principles consistently applied.

     c. Long-Term Incentive Plan.

     i. Executive shall, if he is continuously  employed  hereunder  through the last day of the fiscal year ending on or about August 28, 2010,  or as otherwise described  herein,  be  paid  by  National  Beef  a  long-term  incentive  bonus
("Long-Term  Bonus") equal to: (a) if National Beef's cumulative EBIT during the period from the first day of the fiscal year  beginning  on or about  August 30,
2008  through the last day of the fiscal year ending on or about August 28, 2010 exceeds $76,667,000, six percent (6.0%) of such excess, up to cumulative EBIT of
$100,000,000; plus (b) if such cumulative EBIT exceeds $100,000,000, two percent
(2.0%) of such excess,  up to cumulative EBIT of $116,667,000;  plus (c) if such cumulative  EBIT exceeds  $116,667,000,  two percent (2.0%) of such excess.  Any
Long-Term  Bonus  accruing  under this Section  3(c)(i)  shall be payable,  less normal withholdings,  on or before the date ("Long-Term Bonus Date") that is the later of: (a) sixty (60) days  following  the last day of the fiscal year ending on or about August 30, 2010; or (b) ten (10) days following receipt by the Board from National Beef's accountants, of all completed financial statements that are relevant to the calculation of such Long-Term Bonus.

     ii. For  purposes of  calculating  the  Long-Term  Bonus under this Section
3(c),  National Beef's EBIT shall be determined by National  Beef's  accountants using generally accepted accounting principles consistently applied.

     d. Other Benefits. Executive shall be entitled to paid vacations,  personal and sick days consistent with the policies of National Beef generally applicable to its  management  employees,  as adopted and amended  from time to time by the
Board.  Executive shall receive such other  compensation as shall be approved by the Board.  Executive shall also be entitled to participate in all benefit plans which are made available  from time to time to management  employees of National
Beef, on terms no less favorable than those  applicable to any other management employee (such plans including,  without  limitation,  group medical, life, disability and accidental death and dismemberment insurance).

     e. Support.  During his employment  hereunder,  National Beef shall, at its expense, cause to be provided for Executive's use, office facilities at National
Beef's principal business locations and such secretarial  services Executive may reasonably require in carrying out his obligations under this Agreement.

     f. Business Expenses. During his employment hereunder, Executive shall also be  reimbursed  by  National  Beef for  reasonable  business  expenses  actually incurred or paid by him,  consistent  with the  policies of  National  Beef,  in rendering to National Beef the services  provided for herein,  upon presentation of expense statements or such other supporting  information as National Beef may customarily  and  reasonably  require of its  executives.  Such  expenses  shall include, without limitation, travel expenses to and from Park City, Utah, and an expense allowance for Executive's Kansas City condominium.  Notwithstanding  the foregoing,  expenses  related to the Kansas City  condominium will be limited to
$100.00 per night for each night for which Executive uses said condominium while conducting business for National Beef in Kansas City.

     g. Location of Residence. During his employment hereunder,  Executive shall not be required to relocate from his Park City, Utah home;  however,  consistent with  Section 2 hereof,  Executive  shall,  in the  exercise  of his  reasonable judgment,  spend sufficient time at National Beef's principal business locations in Kansas City, Missouri, and Liberal and Dodge City, Kansas and Salt Lake City,
Utah in order to carry out Executive's responsibilities as set forth herein.

     h.  Aircraft  Leases.  National  Beef  agrees to  continue to lease the two aircraft  owned by Executive on an arm's length  commercially  reasonable  basis pursuant  to the  existing  leases of such  aircraft.  If during the term of the existing  leases on such  aircraft,  either of the existing  leased  aircraft is replaced by Executive  or his  affiliates  with the approval of the Board,  then
Executive  will be given  the  option  to lease  such  replacement  aircraft  to
National Beef on an arm's length commercially reasonable basis.

     4. Termination.

     a. The employment of Executive hereunder may be terminated by National Beef on at least  thirty  (30) days'  prior  written  notice if the Board  reasonably determines  that  Executive  has become  permanently  disabled  (as  hereinafter defined).  Such written  notice shall provide  reasonable  detail  regarding the basis for such  determination.  Executive  shall be  deemed  to be  "permanently disabled,"  as used in this  subsection,  if  Executive  has been  substantially unable to  discharge  his  duties  and  obligations  hereunder  with or  without reasonable  accommodation,  by reason of illness,  accident or disability  for a period of 180 days in any twelve-month period.

     b. The employment of Executive hereunder shall be automatically  terminated on the date of Executive's death.

     c. National Beef may terminate  Executive's  employment hereunder for cause
(as  hereinafter  defined)  by the vote of a  majority  of the full Board and in accordance with the LLC Agreement following: (i) notice to Executive of not less than  fifteen (15) days  setting  forth in detail the nature of such cause;  and
(ii) a  hearing  before  the  Board at which  Executive  shall  be  entitled  to representation  by  counsel.  National  Beef  shall have  "cause"  to  terminate
Executive,  as used in this  subsection,  only if Executive  has: (i) refused or failed,  after  reasonable  written  notice that such  refusal or failure  would constitute a default  hereunder,  to carry out any reasonable and material order of the Board given to him in writing; (ii) materially and willfully breached the terms  of  this  Agreement;  (iii)  demonstrated  gross  negligence  or  willful misconduct  in the  execution of his material  assigned  duties where such gross negligence or willful  misconduct has resulted,  or would reasonably be expected to result,  in material  damage to National  Beef;  or (iv) been  convicted of a felony (A) constituting fraud,  embezzlement or other illegal conduct related to his  employment  or (B) which has  otherwise  resulted,  or would  reasonably be expected to result, in material damage to National Beef. With respect to clauses
(ii) and (iii) of the  previous  sentence,  National  Beef shall have "cause" to terminate  Executive  only  if the  damage  referred  to  therein  or  resulting therefrom is not cured or avoided by Executive within thirty (30) days following the giving of the notice referred to above.

     d. In addition to the circumstances set forth above in subsections (a), (b)
and (c), National Beef may terminate Executive's employment for any reason or no reason and with or without cause upon thirty (30) days' prior written  notice to
Executive.

     e.  Executive may terminate his  employment  hereunder for any reason or no reason upon thirty (30) days' prior written notice to National Beef.

     f. Executive may terminate his employment  hereunder  forthwith at any time for good reason (as  hereinafter  defined) upon written notice to National Beef.
For purposes of this subsection,  "good reason" shall mean the occurrence of any of the following (as would reasonably be determined by a chief executive officer of a company  comparable  in size and scope to  National  Beef):  (i) a material reduction or adverse alteration in the duties,  authorities or  responsibilities of Executive as set forth in Section 5 hereof;  (ii) removal of Executive  from, or any failure to re-elect  Executive to, any titles,  offices or positions held by Executive hereunder,  (iii) a reduction by National Beef in Executive's basic salary or bonuses  herein  provided or as the same may be increased from time to time;  and (iv) a material  and willful  breach by  National  Beef of any of its obligations to Executive hereunder.

     g. If  Executive's  employment is terminated  pursuant to subsection (a) or
(b) above, Executive (or in the case of a termination pursuant to subsection (b)
above,  his  estate),  shall be  entitled  to, and  National  Beef's  obligation hereunder shall be limited to: (i) the payment of the compensation accrued under
Section 3(a) hereof and the payment of other  benefits under Section 3(d) hereof to the date of such termination plus, until the earlier of the first anniversary of such  termination or the Expiration Date (such earlier date being the "Deemed
Termination  Date"),  monthly payments of salary pursuant to Section 3(a) and in the case of disability,  and all other benefits  pursuant to Section 3(d);  (ii)
the payment (A) on or before the Annual  Bonus Date for the fiscal year in which such  termination  occurs,  of the Annual Bonus payable pursuant to Section 3(b)
for such fiscal  year and (B) on or before the Annual  Bonus Date for the fiscal year

in which the Deemed Termination Date occurs, of a pro-rated amount (based on the number of days in such fiscal year) through the Deemed  Termination  Date of the
Annual  Bonus  that  would  have  accrued if  Executive  had  remained  employed hereunder  through  the last day of such fiscal  year,  in each case less normal withholdings;  and (iii) the payment,  on or before the Long-Term Bonus Date (if the Long-Term Bonus has not already been paid), of a pro-rated  amount (based on the number of days in the period  applicable  to such bonus)  through the Deemed
Termination  Date of the amount of the  Long-Term  Bonus (if not already  paid), that would have accrued if Executive  had remained  employed  hereunder  for the term applicable to such Long-Term Bonus less normal withholdings.

     h. If  Executive's  employment  is  terminated by National Beef pursuant to subsection (c) above,  or if Executive  terminates  his  employment  pursuant to subsection (e) above,  National Beef's obligation  hereunder shall be limited to the payment of the compensation accrued under Section 3(a) hereof to the date of such termination.

     i. If  Executive's  employment is terminated  pursuant to subsection (d) or
(f) above,  Executive  shall be  entitled  to, and  National  Beef's  obligation hereunder shall be limited to: (i) the payment of the compensation accrued under
Section  3(a)  hereof to the date of such  termination  plus  continued  monthly payment of salary under Section 3(a), and continuation of benefits under Section
3(d) (subject to any necessary consent of insurers,  where applicable),  in each case through the Expiration Date; and (ii) the payment,  on or before the Annual
Bonus Date for the fiscal year in which such termination  occurs and each fiscal year thereafter through the Expiration Date, of the Annual Bonus that would have accrued  for such fiscal  year if  Executive  had  remained  employed  hereunder through the last day of such fiscal year,  less normal  withholdings;  and (iii)
the payment,  on or before the Long-Term  Bonus Date (if the Long-Term Bonus has not already been paid),  of the amount of Long-Term  Bonus (if not already paid)
that would have accrued if Executive had remained employed hereunder through the
Expiration Date, less normal withholdings. If consent of the applicable insurers is not received  within 30 days, then an amount in cash sufficient for Executive to  obtain  comparable  coverage  will be paid to  Executive  in  equal  monthly payments through the Expiration Date.

     5. Responsibilities and Authority. In his capacity as CEO of National Beef,
Executive  shall  report to the Board and shall have such  responsibilities  and authority to ensure  effective  management of National Beef as determined by the
Board in accordance  with the LLC Agreement.  Executive shall have the authority to implement the business  plan of National  Beef as approved by the Board,  and shall  consult with the Board on all major  decisions  regarding  such  business plan.  The Board shall not act through  other  agents  without the  knowledge of
Executive.   In  addition  to  the  foregoing  and  those  responsibilities  and authorities  normally associated with the position of chief executive officer in a business  similar in size and scope to that of  National  Beef's,  Executive's
responsibilities  and  authorities  shall  include,   without  limitation,   the
following:

     a.  Responsibility for and authority over day-to-day  business  operations, including the selection and dismissal of all employees,  including  those in key positions except as noted below.

     b. Responsibility and authority:  (i) to develop and implement the business plan of National Beef as well as capital plans, compensation plans and strategic plans,  subject to approval of the Board;  (ii) to authorize any  expenditure by
National  Beef that is reasonably  necessary to enable  National Beef to conduct its  business  and  affairs,  provided  that any such  expenditure  (other  than expenditures  contemplated  by any  annual or  interim  budget,  plan or program already approved by the Board) shall not exceed $1,000,000  without the approval of the Board; (iii) to implement acquisitions,  disposals or sales of properties or assets of National Beef (whether effected by merger, sale of assets, lease or equity exchange or otherwise) (A) in the ordinary course of business, (B) as may be  contemplated  by any  annual or  interim  budget,  plan or  program  already approved by the Board, or (C) in a transaction involving less than $1,000,000.

     c.  Responsibility  and  authority  to  develop  an  executive   management
succession plan for key positions.

     d.  Responsibility  and authority to implement an effective  organizational structure,  provided that the decisions regarding the selection and dismissal of the  President  and the Chief  Financial  Officer shall be subject to the mutual approval of Executive and the Board.  Executive  must consult with the Board and receive its approval prior to any change in the employment  status of Timothy M.
Klein with National Beef.

     e. Responsibility and authority to negotiate the Cattle Purchase Agreements
(as defined in the LLC  Agreement)  and related  pricing  grids,  with USPB,  on behalf of National Beef subject to Board approval  before  execution of any such agreement and subject to the provisions of the LLC Agreement

     f. Serving as Chief Executive Officer of aLF Ventures, LLC.

     g.  Responsibility  and authority to hire and terminate the general counsel
(not  special  counsel for the Board),  of National  Beef subject to the Board's authority to terminate such general counsel.

     National  Beef and  Executive  agree  that up to two (2)  persons  shall be identified  by the  Board  as  being  members  of the  National  Beef  executive
management   succession   plan  (each  a  "Successor"   and   collectively   the
"Successors").  Executive may, without Board approval,  terminate the employment of any one Successor with National Beef provided Executive presents to the Board a reasonably  qualified  replacement for such terminated Successor for inclusion in the  executive  management  succession  plan within  ninety (90) days of such termination.  Executive must first obtain Board approval if Executive desires to terminate the  employment of both  Successors or to terminate the  employment of any remaining Successor.

     Except as otherwise provided herein, Executive shall observe and carry into effect all directions and resolutions of the Board, shall have authority to take any and all actions on behalf of National Beef granted by the Board,  and except to the extent otherwise  required by the Delaware Limited Liability Company Act, as  amended  from  time to time,  may  execute  all  bonds,  notes,  debentures, instruments and documents providing for the acquisition, mortgage or disposition of property and other instruments and agreements for and in the name of National

Beef to the  extent  that such  authority  is  granted  by the  Board  herein or otherwise.

     6.  Covenant  Not  to  Compete.  Executive  acknowledges  that  during  his employment  with National Beef he, at the expense of National Beef, has been and will be specially  trained in the business of National Beef, has established and will continue to establish favorable  relations with the customers,  clients and accounts  of  National  Beef and will have  access to certain  confidential  and
proprietary   information  of  National  Beef,  all  of  which  having  economic significance to National Beef. Therefore, in consideration of this Agreement and the training and relations  incident to  Executive's  employment  and to further protect the confidential and proprietary information of National Beef, Executive agrees that during his employment by National Beef hereunder during the Term and for a period of  eighteen  (18)  months  thereafter,  he will not,  directly  or indirectly, without the prior written consent of National Beef:

     a. own,  have any  interest  in, or act as an officer,  director,  partner, member,  manager,  principal,  employee,  agent,  representative,  consultant or independent  contractor  of, or in any way assist in,  any  business  located or doing business in the United States of America or in Mexico that is engaged,  or
hereafter  may  become  engaged,  in  slaughtering,   processing,  marketing  or
fabricating  meat or boxed meat or which is otherwise  engaged in competition in any manner with any other business engaged in by National Beef or any subsidiary of  National  Beef,  at any  time  during  the  term of  Executive's  employment hereunder;

     b. divert, or attempt to divert,  clients,  customers  (whether or not such persons  have done  business  with  National  Beef  once or more  than  once) or accounts of National Beef, regardless of their location; or

     c. entice,  induce or in any manner influence any person who is or shall be in the employ or service of National  Beef to leave such  employment  or service
(other  than as  contemplated  by  Section 5 hereof  during  his  employment  by
National Beef).

     Notwithstanding  the  foregoing,  Executive may: (i) own not more than five percent  (5%) of the  outstanding  equity  securities  of any entity  engaged in competition  with  National  Beef (ii)  invest  in,  or  acquire  any  rights to contracts of,  businesses  relating to lactoferrin in connection with medical or other applications not related to beef, pork, poultry,  fish, dairy, produce and animal feed (for food safety  purposes);  and (iii)  receive  from the  licensor party to an Exclusive  License  Agreement  dated December 10, 1999 with National
Beef,  a portion of royalty  payments  paid and payable by National  Beef to the licensor pursuant to such Exclusive License Agreement.

     If a final  judicial  determination  is made that any of the  provisions of this Section is an unenforceable  restriction against Executive,  the provisions of this  Section  shall be rendered  void only to the extent that such  judicial determination  finds  such  provisions  unenforceable,  and  such  unenforceable provisions  shall  automatically  be  reconstituted  and  become  a part of this
Section,  effective as of the date first written above, to the maximum extent in favor  of  National  Beef  that is  lawfully  enforceable.  The  obligations  of
Executive  and the rights of National  Beef under this Section shall survive the termination of this Agreement.

     7. Specific Performance.  Recognizing that the restrictions,  covenants and assurances  contained in Section 6 hereof are  reasonable and necessary in order to protect the legitimate  business  interests of National Beef, that any breach or threatened breach of any such restriction, covenant or assurance (a "Breach")
will result in substantial and irreparable damage to National Beef, and that the remedies  at law for any  Breach  will be  inadequate,  National  Beef  shall be authorized and entitled to obtain from any court of competent jurisdiction:  (a)
preliminary  and permanent  injunctive  relief  including,  without  limitation,
mandatory   injunctive  relief  requiring  compliance  with  such  restrictions, covenants and assurances or enjoining and  restraining  Executive,  and each and every person,  firm or company acting in concert or participation with him, from the  continuation of any Breach;  (b) an equitable  accounting of all profits or benefits arising out of any Breach; and (c) direct, incidental and consequential damages to National Beef arising from any Breach, including, without limitation, costs and reasonable attorney's fees sustained by National Beef by reason of the
Breach:  the foregoing  rights and remedies being  cumulative and in addition to such other rights and remedies which may be available to National Beef at law or in equity.

     8.  Indemnification.  National Beef agrees, to the fullest extent permitted by the  Delaware  Limited  Liability  Company Act and other  applicable  law, to indemnify Executive against any and all claims, losses, damages or costs related in any way to Executive's  employment with National Beef or to his service as an officer or member of the Board or as a fiduciary  or trustee of any benefit plan maintained by National Beef or any of its  subsidiaries.  National Beef will pay all attorney fees and other expenses relating in any way to this indemnification agreement and shall  advance any such fees and other  expenses at the request of
Executive,  and all  payments  hereunder  will be fully  grossed  up for any tax liabilities.  This indemnification agreement will continue and survive following the  termination of all of Executive's  services,  in any capacity,  to National
Beef,  until the expiration of all applicable  statutes of limitation.  National
Beef will carry a directors' and officers' liability insurance policy throughout the period during which the foregoing  indemnification  agreement survives, with terms  reasonably  acceptable to Executive,  but Executive's  right to indemnity hereunder shall not be limited by, or to the coverage of, such insurance policy.
The  foregoing  rights shall also not be exclusive of any other  indemnification rights arising under the LLC Agreement or other agreement or resolution or other decision of the members or Board of National Beef and shall inure to the benefit of the  heirs  and  legal  representatives  of  Executive.  Notwithstanding  the
foregoing,   any  such   indemnification   of  Executive  shall  be  limited  to
circumstances  or events where (a) either (i) the Executive,  at the time of the action or  inaction  in  question,  determined  in good faith that his course of conduct was in, or not opposed to, the best interests of the Company, or (ii) in the case of inaction by the Executive, the Executive did not intend his inaction to be  harmful  or  opposed to the best  interest  of the  Company,  and (b) the
Executive's  conduct  did not  constitute  fraud or  willful  misconduct  by the
Executive.

     9.  Executive's  Representation.   Executive  represents  and  warrants  to
National Beef that neither the execution nor delivery of this Agreement, nor the performance of Executive's  obligations  hereunder will conflict with, or result in a breach of, any term,  condition,  or provision  of, or constitute a default under,  any  obligation,  contract,  agreement,  covenant or instrument to which
Executive  is a party or under  which  Executive  is  bound,  including  without limitation, the breach by Executive of a fiduciary duty to any former employer.

     10.  Governing Law. This  Agreement  shall be governed by and construed and enforced in accordance  with the internal  substantive law (but not the conflict of law principles) of the State of Kansas.

     11. Costs of  Enforcement.  Subject to the provisions of Section 19 hereof, if either party brings any legal action  against the other to enforce its rights under this Agreement,  the prevailing party in such dispute shall be entitled to recover  from the other  party all fees,  costs and  expenses of  enforcing  its rights under this Agreement including,  without limitation,  the reasonable fees and  expenses  of  attorneys,  accountants  and expert  witnesses,  which  shall include, without limitation, all fees, costs and expenses of appeals.

     12. Entire  Agreement.  This  Agreement,  together with the Deferred Equity
Incentive  Compensation  Agreement,  shall constitute the whole agreement of the parties  hereto in reference to any employment of Executive by National Beef and in reference to any of the matters or things herein  provided for or hereinabove
discussed  or  mentioned  in  reference  to  such  employment,   and  all  prior
agreements,  promises,  representations and understandings  relative thereto are hereby  superseded.  Without  limiting the  generality  of the  foregoing,  this
Agreement,  together with the Deferred Equity Incentive Compensation  Agreement, shall  supersede  and  replace any and all  existing  employment  agreements  or arrangements  which  Executive may have with National Beef or its predecessor in interest, including, without limitation, the Prior Agreement.

     13. Assignability.

     a. In the event that  National  Beef shall  merge or  consolidate  with any other partnership,  limited liability company,  corporation, or business entity, or all or  substantially  all of National  Beef's  business  or assets  shall be transferred in any manner to any other  partnership,  limited liability company, corporation or business  entity,  then this  Agreement  shall  automatically  be assigned  to the  surviving  entity  of  such  merger  or  consolidation  or the purchaser  of assets who shall  thereupon  succeed  to,  and be subject  to, all rights, interests, duties and obligations of, and shall thereafter be deemed for all purposes hereof to be, National Beef hereunder.

     b. This  Agreement  is personal  in nature and none of the  parties  hereto shall,  without  the  written  consent of the other  parties  hereto,  assign or transfer  this  Agreement  or any  rights or  obligations  hereunder,  except by operation of law or pursuant to the terms of Section 13(a).

     c. Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any person,  other than the  parties  hereto,  any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof.

     14.  Amendments;   Waivers.  This  Agreement  may  be  amended,   modified,
superseded,  canceled, renewed or extended and the terms or covenants hereof may be waived only by written  instrument  executed by the parties hereto or, in the case of a waiver, by the party waiving  compliance.  The failure of any party at any time or times to require  performance of any  provisions  hereof shall in no manner  affect the right at a later time to enforce  the same.  No waiver by any party  of the  breach  of any term or  provision  contained  in this  Agreement, whether

by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing  waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

     15. Notice. All notices,  requests and other communications hereunder shall be in writing  and:  (i) if given by telegram or telex,  shall be deemed to have been validly  served,  given or delivered  when sent;  (ii) if given by personal delivery,  shall be deemed to have been validly served,  given or delivered upon actual delivery;  (iii) if sent by overnight courier service, shall be deemed to have been validly  served,  given or  delivered  on the next  business day after delivery to such overnight courier service;  (iv) if mailed,  shall be deemed to have been validly  served,  given or delivered three business days after deposit in the United States mail, as registered or certified  mail, with proper postage prepaid  and,  in the case of (iii) or (iv)  hereof,  addressed  to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice);  and (v) if sent by facsimile, shall be deemed to have been validly served,  given or delivered upon receipt of facsimile confirmation;

                  If to National Beef:

                           National Beef Packing Company, LLC
                           c/o U.S. Premium Beef, LLC
                           12200 North Ambassador Drive
                           Kansas City, Missouri 64163
                           Attention:  Steven D. Hunt
                           Fax:  (816) 713-8810

                  With a copy to:

                           Stoel Rives LLP
                           Suite 4200
                           33 South Sixth Street
                           Minneapolis, Minnesota 55402
                           Attention:  Mark J. Hanson
                           Fax:  (612) 373-8881

                  If to Executive:

                           John R. Miller
                           3562 Oakwood Drive
                           Park City, UT 84060
                           Fax:  (801) 649-2359

                  With a copy to:

                           Ropes & Gray LLP
                           One International Place
                           Boston, MA 02110-2624

                           Attention:  C. Todd Boes
                           Fax:  617-951-7050

     16.  Severability.  Any provision of this  Agreement  that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability  without  invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render  unenforceable such provision in any other jurisdiction.

     17.  Survivability.  The  rights  and  obligations  of the  parties to this
Agreement under Sections 4, 6, 7, 8, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 21,
22, and all provisions of this Agreement  necessary for the enforcement of those rights and obligations, shall survive the termination of this Agreement.

     18.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts,  each of  which  shall  be  deemed  an  original  and all of which together shall be deemed one Agreement.

     19. Dispute Resolution.

     a. To the fullest extent permitted by law, and subject to the provisions of
Section 4(c) and Section 7 hereof, the parties agree in the event of any alleged breach  hereof to submit the  dispute for  resolution  by  "mini-trial,"  unless either party  believes that such  procedure is  inappropriate  for the matter in controversy.  Such  mini-trial  shall be conducted in accordance with the Center for Public Resources (CPR) Mini-Trial  Agreement for Business  Disputes before a panel consisting of a person with full  decision-making  authority designated by each  party and a neutral  advisor  selected  jointly  by the  parties.  Limited discovery shall be permitted as agreed by the parties.  The mini-trial  shall be conducted in Kansas City, Missouri at an agreed time, place and date.  Arguments may be  presented  by counsel or others as each party  deems  appropriate.  Each party  shall have no more than three  hours  (which  may be  extended  by mutual
agreement)  to  present  exhibits,  testimonies,   summaries  of  testimony  and
argument. No recording of the proceeding shall be permitted.  Executive may have present and consult with other advisors as deemed  appropriate.  Such proceeding shall be confidential and, unless a mutually agreeable settlement is reached, no portion  of the  proceeding  shall be used  for any  purpose  in any  subsequent proceeding.  If a mutually  agreeable  settlement  is  reached,  the panel shall prepare or cause to be prepared a written settlement agreement setting forth the terms and conditions of the settlement which shall be executed by each party and shall be  enforceable  by and binding  upon each party.  In the event a mutually agreeable  settlement is not reached through use of the mini- trial  proceeding, either party may initiate  arbitration as provided in subsection (b) below.  The neutral advisor shall be disqualified as a witness,  consultant or expert in any subsequent proceeding.

     b. Subject to the  provisions of Section 4(c) and Section 7 hereof,  in the event  either  party  has  determined  that  the  mini-trial  procedure  is  not appropriate or if no mutually agreeable settlement is reached through use of the mini-trial  procedure,  the dispute shall be resolved by binding  arbitration in
Kansas City,  Missouri in accordance  with the rules of the Uniform  Arbitration
Act. Such arbitration  shall be initiated by either party by notifying the other

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party in the same  manner as a summons  or by  registered  mail  return  receipt requested  and  requesting  a  panel  of  five  arbitrators  from  the  American
Arbitration Association. Alternate strikes shall be made to the panel commencing with  the  party  requesting  the  arbitration  until  one  name  remains.  Such individual shall be the arbitrator for the controversy. The party requesting the arbitration  shall notify the  arbitrator  in the same manner as a summons or by registered  mail return  receipt  requested  who shall hold a hearing(s)  within sixty  (60)  days  of the  notice.  To the  fullest  extent  permitted  by  law, reasonable  discovery,  including  depositions,  shall be  permitted.  Discovery issues  shall  be  decided  by the  arbitrator.  Post-hearing  briefs  shall  be permitted.  The arbitrator shall render a decision within twenty (20) days after the  conclusion  of the  hearing(s).  Judgment  upon the award  rendered  by the arbitrator may be entered in any court having jurisdiction thereof. All fees for such arbitration will be divided equally among the participating parties.

     20. Special  Reporting.  Within fifteen (15) days of the end of each fiscal quarter during the Term, Executive shall ensure that the Chief Financial Officer of National  Beef  delivers to the Chairman of the Board a written  report which reasonably  details the costs and expenses  incurred by National Beef in respect of: aircraft leases;  lodging or lodges;  offices located in Salt Lake City; the condominium  in  Kansas  City;  and any  other  properties  or  assets  owned by
Executive,  Tim Klein or Scott Smith,  or any affiliates of such persons:  which expenses and costs are being  charged,  allocated or reimbursed by National Beef at the request of Executive.

     21. Confidentiality.

     a.  Executive   acknowledges  that  he  will  obtain  certain  confidential information and trade secrets  ("Confidential  Information") about National Beef during his  employment,  that this  information was obtained by National Beef at great  expense and the  information  is zealously  guarded by National Beef from unauthorized disclosure. In recognition of the foregoing, the Executive will not at any time during his employment or following his termination of employment for any reason,  disclose,  use or make  otherwise  available to any third party any
Confidential  Information relating to National Beef's business,  including,  but not limited to: its products,  business  methods and techniques;  trade secrets, data, specifications,  developments,  and research activity; marketing and sales strategies,  information  and  techniques;  long and short term plans;  business policies;  current and  prospective  customer lists,  contacts and  information;
financial,   personnel  and  information  system  information;   and  any  other
information  concerning  the business of National  Beef,  except for  disclosure necessary  in the course of the  Executive's  duties.  Confidential  Information shall not include  information  that (i) at the time of disclosure or thereafter is (x) in the public domain or becomes  generally known to the public through no fault of Executive or (y) not treated as confidential by National Beef; (ii) was available to the Executive on a non-confidential  basis from a source other than
National  Beef,  provided  that such source was not known by the Executive to be bound by a  confidentiality  agreement  with  National  Beef;  (iii) is known to
Executive  prior to receipt  thereof from National Beef (or any  predecessor  of
National  Beef);  or (iv) the Executive is legally  compelled to disclose.  This
confidentiality   provision  is  intended  by  the  parties  to  be  enforceable regardless  of whether the  protected  information  legally  constitutes  "trade secrets."

     b. Executive  agrees that, upon termination of his employment with National
Beef whether voluntary or involuntary, he will promptly deliver to National Beef
(and will not keep in his  possession  or deliver to anyone other than  National
Beef)  all  Confidential  Information  in  his  possession,  including,  without limitation, all records, data, notes, reports, proposals, lists, correspondence, business plans,  and other documents or property  pertaining to the Confidential
Information and all reproductions and extracts thereof.  Executive  acknowledges and agrees that all such  materials  are the sole  property of National Beef and that he will certify to National Beef at the time of his termination that he has complied with this obligation.

     22.  Offset.  National  Beef  shall not  offset  any  amounts  owing on the compensation  payable  pursuant to Section 3(a) hereof,  the Annual Bonus or the
Long-Term  Bonus,  absent a final judicial  determination  of a monetary  damage award payable by Executive to National Beef.

         IN WITNESS  WHEREOF,  the parties  hereto have executed this  Agreement date first above written.

"Executive"

/s/ John R. Miller
---------------------------------
John R. Miller

"National Beef"
National Beef Packing Company, LLC

By: /s/ Steven D. Hunt
    -----------------------------
Its: Chair
    -----------------------------

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